SCHEDULE 14C INFORMATION
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement
[ ]  Definitive Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))


                             A.B. WATLEY GROUP INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which the transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                             A.B. WATLEY GROUP INC.
                                 40 Wall Street
                            New York, New York 10005



                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY



                                                              New York, New York
                                                              *, 2003

     This information statement has been mailed on or about *, 2003 to the stockholders of record on *, 2003 (the "Record Date") of A.B. Watley Group Inc. (the "Company"), a Delaware corporation, in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of September 25, 2003. The actions to be taken pursuant to the written consent shall be taken on or about *, 2003, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                             By Order of the Board of Directors,
                                             /s/ Steven Malin
                                             ----------------
                                             Steven Malin, Chairman

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED SEPTEMBER 25, 2003

To Our Stockholders:

         NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of a majority of the stockholders dated September 25, 2003, in lieu of a special meeting of the stockholders. Such action will be taken on or about *, 2003:

1. Two directors will be elected to the Company's Board of Directors, to hold office until their successors are elected and qualified or until their earlier resignation or removal;

2. Certain financing transactions will be ratified requiring potential stock issuances in excess of currently authorized capital stock;

3. The Company's certificate of incorporation will be amended to increase the authorized number of common stock from 20,000,000 shares to 50,000,000 shares;

4. The Company's 2003 Stock Option Plan will be adopted; and

5. The Board of Directors' selection of Marcum & Kliegman LLP as the Company's independent auditors for the fiscal years ending September 30, 2003 and September 30, 2002 will be ratified.


                      OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 20,000,000 shares of Common Stock, of which * shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated September 25, 2003; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2003.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and the Company will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 222 of the General Corporation Law of the State of Delaware.

        FAILURE TO FILE REPORTS UNDER THE SECURITIES EXCHANGE ACT OF 1934

Until recent, the Company has been delinquent in filing annual and periodic reports. Specifically, the Company did not file its Form 10-Q for the quarters ending March 31, 2002, June 30, 2002 and December 31, 2002 and its Form 10-K for its year ending September 30, 2002, until April 16, 2003. The reasons for this delay included the departure of significant accounting personnel, the burden of integrating the On-Site Trading, Inc. acquisition, financial difficulties, the commencement of various lawsuits against the Company and the resignation and replacement of its legal counsel and independent auditors.

Prior to May 15, 2002, the deadline for filing the Form 10-Q for the fiscal quarter ended March 31, 2002, the Company's chief financial officer, in-house counsel and other significant accounting personnel had left the Company to pursue other opportunities. Further, since this time, the Company has experienced additional turnover in its accounting and financial personnel. These changes, coupled with the acquisition and integration of certain of the assets and business of On-Site Trading, Inc., placed a further strain on the Company. In addition, from on or about November 2001, the Company began to experience severe financial difficulties, due, in part, to the fact that its subsidiary, A.B. Watley, Inc., experienced a significant decrease in trading volume, as well as a loss of customers in its direct access business. The Company was also confronted by lawsuits commenced by many of its service and other trade providers. During this time, the Company became substantially indebted to its independent public accountants and its legal counsel totaling approximately $455,000 and $350,000, respectively.

On July 26, 2002, the Company's independent public accountants resigned. The Company was unable to retain independent public accountants on a permanent basis until October 22, 2002. Further, commencing in August 2002, the Company retained the services of new counsel to represent it in connection with certain matters. However, the Company has been forced to reconstruct its legal and other corporate records due to the fact that the Company's former counsel has claimed a lien on the files in its possession as a result of money owed to the former counsel and has refused to turn over such files.

Following the exit of the Company's chief financial officer, in-house counsel and other significant accounting personnel, management was faced with the task of restructuring its accounting department and hiring appropriate replacements. As a result of the restructuring of the accounting department and the change in auditors, there was a lack of overall continuity which added to the difficulty in locating documents to support the numerous and complex accounting transactions that took place during the year. In order to gain an understanding of, and appropriately account for, many of the transactions that took place, it was necessary for the Company's accounting staff (who were unfamiliar with the Company's history) to research and analyze these transactions which was a time consuming process. Since each of the periodic reports and annual report are interrelated, it was concluded by management that all reports would be filed at once on April 16, 2003 rather than risk filing periodic reports which would require amendment as a result of completing the work and potentially discovering further issues.

In sum, the Company's delay in filing was the result of various circumstances which impeded its ability to timely file. Specifically, as set forth above, the restructuring of its executive team and its accounting department, the changing of its independent auditors, various severe financial difficulties, the commencement of litigation against the Company, the retention of its files by former counsel, the hiring of new counsel and the payment of substantial sums to accounting and legal professionals for the required work to become current, combined to result in a delay in the Company's filings.

Finally, as the Company was unable to estimate with any certainty when, or if, it would be able to complete and file the required periodic reports, it did not file any reports disclosing when it anticipated making such filings due to the fact that the Company did not want to make any misrepresentations regarding its ability to complete and file such reports.

Contingencies In Connection With (i) the Company's Failure to File Reports Pursuant to the Securities Exchange Act of 1934 and (ii) Liability Resulting From Entering Into Agreements That Could Possibly Result In The Issuance of Shares In Excess of Its Authorized Capital.

In November 2001, the Company entered into a financing arrangement pursuant to a Preferred Stock Purchase Agreement, and in structuring this transaction, the Company determined that it could potentially exceed its authorized capital. Management has not provided a liability for any contingencies associated with any penalties that may arise from either issuing shares over their authorized limit or as a result of the Company filing their required periodic reports late. In addition, as of the date that such reports were filed on April 16, 2003 and through the date hereof, management is not aware of any pending litigation, which would give rise to any potential liability resulting from entering into agreements that could possibly result in the issuance of shares in excess of its authorized. In accordance with SFAS No. 5 and SAB 92 there were no known contingencies that were either estimateable or probable and therefore nothing to accrue. It should be noted that the agreements entered into required the issuance of warrants, as opposed to shares of common stock, and these warrants, outside of the warrants issued in exchange for the forgiveness of debt, were all issued with an exercise price in excess of current market price.

                                       1.
                              ELECTION OF DIRECTORS

On September 25, 2003, the majority stockholders of the Company elected Steven Malin and Robert Malin to the Company's Board of Directors for a term of one year. Following is information about each director, including biographical data for at least the last five years.

The Board has long adhered to governance principles designed to assure the continued vitality of the Board and excellence in the execution of its duties. Accordingly, directors are compensated for their service to the Company pursuant to the terms of their employment agreements. The Board is responsible for supervision of the overall affairs of the Company. In fiscal 2002, the Board's business was conducted at five meetings of the board of directors. The Board now consists of two directors. The term of each director continues until the next annual meeting or until successors are elected. The directors are:

o Steven Malin, Chairman of the Board and Director

o Robert Malin, Vice Chairman, President of A.B. Watley, Inc. and Director

                             EXECUTIVE COMPENSATION

Directors are elected at each meeting of stockholders and hold office until the next annual meeting of stockholders and the election and qualifications of their successors. Executive officers are elected by and serve at the discretion of the board of directors.

Our executive officers and directors are as follows:

Name                         Age                        Position
-------                      -----                      ----------
Steven Malin                 46                         Chairman of the Board and Director
Robert Malin                 38                         Vice Chairman,  President of A.B.  Watley,  Inc.
                                                        and Director

Steven Malin. Mr. Malin co-founded the Company in May 1996 and has been its Chairman of the Board since inception. Mr. Malin also served as Chief Executive Officer from May 1996 to September 2002. From August 1993 to December 1996, Mr. Malin served as a consultant to the Company. From 1987 to 1993, he was a Senior Foreign Exchange Options Broker for Tullett and Tokyo Forex, Inc., a global inter-bank money brokering firm with its primary offices located in London, New York and Tokyo. Mr. Malin attended the Fletcher School of Law and Diplomacy from 1982 to 1984. He received a bachelor of arts degree from Vassar College in 1980.

Robert Malin. Mr. Malin is a co-founder of the Company and has served as a director since inception. He has been associated with the Company since August 1993, initially as General Securities Principal and director of day-to-day operations and, most recently, serving as President. His earlier experience includes managing equity trading, client services and brokerage operations. Mr. Malin and Steven Malin are brothers.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

During the fiscal year ended September 30, 2002, based upon an examination of the public filings, all of our company's officers and directors timely filed reports on Forms 3 and 4, except for Steven Malin (2 late reports); Robert Malin (2 late reports); and John Amore (1 late report).

The following table sets forth for the fiscal year indicated the compensation paid by our company to our Chief Executive Officer and other executive officers with annual compensation exceeding $100,000:

                           Summary Compensation Table

                                                                                                           Long-Term
                                                                                                         Compensation
                                                       Annual Compensation                           ------------------
         Name and Principal Position           Fiscal Year          Salary             Bonus         Awards Underlying
                                                                                                       Options/SARs (#)
         --------------------------          -------------       -----------------    ----------     ------------------
Steven Malin,                                    2002            $      150,000       $       0                800,000
Chairman                                         2001                   110,000               0                 30,000
                                                 2000                   110,000          22,000                      0

John J. Amore,                                   2002                   155,766(1)            -              1,300,000
Chief Executive Officer                          2001                         -               -                      -
                                                 2000                         -               -                      -

Robert Malin                                     2002                    88,846               0              1,300,000
Vice Chairman, President of                      2001                         0               0                      0
A.B. Watley, Inc. and Director                   2000                         0               0                      0

(1) Mr. Amore was appointed as an officer of the Company in September 2002 and was terminated in September 2003. All consideration received by Mr. Amore during the year ended September 2002, was received as a consultant of the Company.

EMPLOYMENT AGREEMENTS

The Company has entered into a four-year employment agreement with Steven Malin and three-year employment agreements with Robert Malin, all of which are automatically renewable for additional one-year terms. The employment agreements provide for annual base compensation of $150,000 for Steven Malin and $200,000 Robert Malin. Each agreement provides for a discretionary bonus based upon the performance of the Company, payable semi-annually, as may be approved by the board of directors or a committee of the board.

Each of the employment agreements requires the officer to devote his full time and efforts to our business and contains non-competition and non-disclosure covenants of the officer for the term of his employment and for a period of two years thereafter. Each employment agreement provides that the Company may terminate the agreement for cause. In addition, each employment agreement provides for termination by either party without cause upon at least 180 days written notice prior to the end of the original term or any renewal term. In the event that either Steven Malin or Robert Malin terminate their employment agreement for good reason or the Company terminates the employment agreement without cause, then the applicable officer is entitled to the following:

o annual base salary accrued and a prorated annual bonus prior to the date of termination;
o annual base salary multiplied by the greater of two (2) (the "Applicable Factor") or the number of years remaining in the employee's employment agreement;
o annual bonus multiplied by the greater of Applicable Factor or the number of years remaining in the employee's employment agreement;
o continuing health benefits; and
o all outstanding options and other equity shall vest and become immediately exercisable.

In the event that Steven Malin or Robert Malin is terminated within six (6) months of a change of control within the Company, then the Applicable Factor shall be three (3).

DIRECTORS' COMPENSATION

All directors are reimbursed for their reasonable expenses incurred in attending meetings of the board of directors and its committees. Directors who are employees receive no additional compensation for service as members of the board of directors or committees. All of our non-employee directors are compensated annually for their services at $1,000 and granted non-qualified options to acquire 1,500 shares of our common stock at the end of each year of service.

OPTION GRANTS IN LAST FISCAL YEAR

The following table contains information concerning options granted to executive officers named in the Summary Compensation Table during the fiscal year ended September 30, 2002:

                                                              Individual Grants

                                  Number of          % of Total Options
                                  Securities         Granted to
Name                              Underlying         Employees in Fiscal
                                  Options Granted    Year                  Exercise        Expiration Date
                                  (#)                                      Price ($/sh)
-------------                     ---------------    -------------------  -------------    -----------------
Steven Malin                             800,000            23.0%                  .10     September 9, 2012
John J. Amore                          1,300,000            37.4%                  .10     September 9, 2012
Robert Malin                           1,300,000            37.4%                  .10     September 9, 2012

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table contains information concerning the number and value, at September 30, 2002, of unexercised options held by executive officers named in the Summary Compensation Table:

                      Number of Securities Underlying Unexercised Options at    Value  of   Unexercised   In-the-Money
Name                          FY-End (#) (Exercisable/Unexercisable)            Options       at      FY-End       ($)
                                                                                (Exercisable/Unexercisable) (1)
-------------         ------------------------------------------------------    --------------------------------------------
Steven Malin                             250,000 / 550,000                                      0 / 0
John J. Amore                            500,000 / 800,000                                      0 / 0
Robert Malin                             500,000 / 800,000                                      0 / 0

(1) Fair market value of underlying securities (the closing price of the Company's common stock at fiscal year end (September 30, 2002) minus the exercise price.
                               STOCK OPTION PLANS

On January 27, 1997, the board of directors and stockholders adopted our 1997 stock option plan, on March 16, 1998, our board of directors and stockholders adopted our 1998 stock option plan and on November 1, 1999 and March 14, 2000, the board of directors and stockholders, respectively, adopted our 1999 stock option plan. The Company reserved 400,000 shares of common stock for issuance upon exercise of options granted from time to time under the 1997 stock option plan and 800,000 shares of common stock for issuance upon exercise of options granted from time to time under each of the 1998 and 1999 stock option plans. The 1997, 1998 and 1999 stock option plans are intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options.

Under each of the stock option plans the Company may grant incentive stock options only to key employees and employee directors, or the Company may grant non-qualified options to our employees, officers, directors and consultants. The 1997 stock option plan is administered by a committee, appointed by our board of directors, consisting of from one to three directors. The 1998 and 1999 stock option plans are administered directly by our board of directors.

Subject to the provisions of each of the stock option plans, either the board or the committee will determine who shall receive options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under each of the stock option plans may not exceed ten years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options shall be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted; provided that incentive stock options granted to a 10% holder of our voting stock shall be exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the board or the committee, in its discretion, but in no event shall the exercise price of options granted under the 1997 or 1998 stock option plans be less than the fair market value of the shares of common stock on the date of grant. The exercise price may be payable in cash or, with the approval of the board or the committee, by delivery of shares or by a combination of cash and shares. Shares of common stock received upon exercise of options granted under each of the plans will be subject to restrictions on sale or transfer.

As of September 30, 2002, the Company has granted options to purchase 3,579,387 shares of common stock under our stock options plans at an exercise price ranging from $.10 to $21.50 per share. Of these options, options to purchase 3,400,000 shares have been granted to our officers and directors. All of the options granted to such officers and directors terminate on the ten year anniversary of their grant date.

On October 24, 2000 and July 17, 2001, the board of directors, and stockholders, respectively, adopted our 2000 stock option plan. The Company has reserved 1,600,000 shares of common stock for issuance upon exercise of options granted from time to time under the 2000 stock option plan. The 2000 stock option plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options.

Under the 2000 stock option plan the Company may grant incentive stock options only to key employees and employee directors, or the Company may grant non-qualified options to our employees, officers, directors and consultants. The 2000 stock option plan will be administered directly by our board of directors.

Subject to the provisions of the 2000 stock option plan, the board will determine who shall receive options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the 2000 stock option plan may not exceed ten years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options shall be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted; provided that incentive stock options granted to a 10% holder of our voting stock shall be exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the board, in its discretion. The exercise price may be payable in cash or, with the approval of the board, by delivery of shares or by a combination of cash and shares. Shares of common stock received upon exercise of options granted under the 2000 stock option plan will be subject to restrictions on sale or transfer.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following tables sets forth, as of November 17, 2003, the number of and percent of the Company's common stock beneficially owned by

o all directors and nominees, naming them,
o our executive officers,
o our directors and executive officers as a group, without naming them, and
o persons or groups known by us to own beneficially 5% or more of our common stock:

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of A.B. Watley Group Inc., 40 Wall Street, New York, New York 10005.

The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from April 7, 2002 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of April 7, 2002 have been exercised and converted.

                                                                           NUMBER OF SHARES
PERCENTAGE OF SHARES                                   BENEFICIALLY OWNED              BENEFICIALLY OWNED(7)
NAME AND ADDRESS OF BENEFICIAL OWNER
------------------------------------------------       ------------------------      ------------------------
Steven Malin                                                  2,902,369(1)(2)                 23.2%

Penson Financial Services                                     1,359,052(3)                    10.9

On-Site Trading, Inc.                                         1,513,056                       12.1

Franklin Mutual Advisers, LLC                                   738,999(3)                     5.9

DMG Legacy International Ltd.                                 1,368,600(4)                    10.9

DMG Legacy Institutional Fund                                 1,368,600(4)                    10.9

DMG Legacy Fund                                               1,368,600(4)                    10.9

SDS Merchant Fund, L.P.                                       1,481,047(5)                    10.9

Linda Malin                                                   2,162,567(1)                    17.3

Robert Malin                                                  1,509,000(1)(6)                 12.1

Eric Steinberg                                                1,525,415                       12.2

Anthony Houston                                               1,048,624                        8.4

All directors and executive officers as a group (3            7,181,723                       57.4%
  persons)

* Less than 1%.

(1) The number of shares beneficially owned by Steven, Linda and Robert Malin include shares held in irrevocable family and charitable trusts for which they are trustees. In addition, the number of shares held by Steven Malin includes shares held by a family partnership for which Steven Malin is the general partner.

(2) The number of shares beneficially owned by Steven Malin includes 250,000 shares of common stock issuable upon exercise of options but does not include 550,000 shares of common stock issuable upon exercise of options which are not currently exercisable.

(3) The number of shares beneficially owned by Franklin Mutual Advisers, LLC includes 425,445 shares of common stock issuable upon exercise of currently exercisable warrants.

(4) The number of shares beneficially owned by DMG Legacy International Ltd., DMG Legacy Institutional Fund LLC and DMG Legacy Fund LLC (collectively, the "DMG Group") are aggregated since such entities are affiliates and includes (i) 796,650 shares of common stock issuable upon the conversion of shares of series A convertible preferred stock owned by the DMG Group and (ii) 597,370 shares of common stock issuable upon the exercise of currently exercisable warrants.

(5) The number of shares beneficially owned by SDS Merchant Fund, L.P. ("SDS") includes (i) 1,169,550 shares of common stock issuable upon the conversion of shares of series A convertible preferred stock owned by SDS and (ii) 311,497 shares of common stock issuable upon the exercise of currently exercisable warrants. The number of shares beneficially owned by SDS does not include 1,169,550 shares of common stock issuable upon exercise of warrants which are not currently exercisable. Under the terms of the convertible preferred stock purchase agreement, SDS is not entitled to convert any portion of the series A convertible preferred stock or exercise any portion of the warrants or to dispose of any portion of the series A convertible preferred stock or warrants to the extent that the right to effect the conversion, exercise or disposition would result in SDS or any of its affiliates owning more than 4.95% of the outstanding shares of common stock of our company.

(6) The number of shares beneficially owned by Robert Malin includes 500,000 shares of common stock issuable upon exercise of options but does not include 800,000 shares of common stock issuable upon exercise of options which are not currently exercisable.

(7) Based on 12,508,852 shares of common stock currently outstanding.

The address of all of the foregoing parties is c/o our company at 40 Wall Street, New York, NY 10005 except for On-Site Trading, Inc.

whose address is 98 Cutter Mill Road, Great Neck, New York 11021, Franklin Mutual Advisers, LLC whose address in 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078, SDS Merchant Fund, L.P. whose address is c/o SDS Capital Partners, One Sound Shore Drive, Greenwich, Connecticut 06830 and each member of the DMG Group, whose address is c/o DMG Advisors LLC, One Sound Shore Drive, Greenwich, Connecticut 06830.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

During fiscal year 2000, the Company borrowed $3,500,000 from officers and major stockholders. Such loans were comprised of (i) a $3,200,000 loan from Steven Malin; (ii) a $150,000 loan from a corporation controlled by Steven Malin; (iii) a $75,000 loan from a corporation controlled by Linda Malin; and (iv) a $75,000 loan from a corporation controlled by Eric Steinberg. The notes bear interest ranging from 7% to 10% maturing in two years from the effective date. In fiscal 2000, Steven Malin had subordinated loans to our company of $125,000 and $55,000. On April 30, 2000, the subordinated borrowing of $125,000 matured, however Mr. Malin continued to loan our company $125,000 at an interest rate of 12% with no stated maturity date. The subordinated borrowing of $55,000 bears no interest and is due on October 31, 2002. Our company had a note receivable in the amount of $128,071 from an officer. The note receivable bears interst at 6% and is due on demand.

During fiscal year 2001, the Company borrowed an additional $850,000 from officers and major stockholders. Total borrowings from officers and stockholders were: (i) aggregate loans of $1,375,000 from a corporation controlled by Steven Malin; (ii) aggregate loans of $1,075,000 from a corporation controlled by Robert Malin; (iii) a $950,000 loan from a corporation controlled by Linda Malin; and (iv) a $950,000 loan from a corporation controlled by Eric Steinberg. The notes bear interest ranging from 7% to 10% maturing in one or two years from the effective date. In fiscal 2001, Steven Malin had subordinated loans to our company of $125,000 and $55,000. The subordination agreement for the $125,000 loan was renewed and the $55,000 loan continued as a subordinated loan maturing in October 2002. Our company had notes receivable of $103,000 and $131,059 from officers. The notes receivable bear interest at 6% and are due on demand.

During the fiscal year 2002, in September 2002, in consideration of the forgiveness of notes payable to officers aggregating $2,400,000, the Company issued warrants to purchase 1,479,486 and 923,145 shares of common stock to officers, exercisable at $0 and $1.80 per share, respectively. The warrants were exercisable as of September 2002 and expire in September 2007. As of the year ending September 30, 2002, the Company had notes payable to officers in the amount of $700,000 that bear interest at the rate of 10%. In April 2002, $2,150,000 of notes payable to officers were assigned to one of the Company's clearing brokers. Interest in payable at the rate of 10%. The loans expire on March 2003. In July 2002, this amount was subsequently forgiven as part of the sale of the Company's software to the clearing broker.

In April 2002, $2,150,000 of notes payable to officers were assigned to Penson Financial Services, Inc. ("Penson"), which owns approximately 11% of the Company's outstanding common stock and is a clearing broker for the Company. Interest was payable on these notes at a rate of 10% per annum and the notes matured through March 2003. In July 2002, these amounts were subsequently forgiven as part of the sale of the Company's proprietary software programs (the "Software") and related intellectual property, to Integrated Trading Solutions, Inc. ("Integrated"), an affiliate of Penson, pursuant to an Asset Purchase Agreement dated July 31, 2002 (the "Agreement"). Pursuant to the Agreement, the Company sold to Integrated, and Integrated purchased and assumed from the Company all of the Software, certain related intellectual property and contract rights and certain other assets in exchange for the following consideration:

(i) an immediate reduction of $3,418,015 of debt owed by the Company to Penson;

(ii) a contingent reduction of additional debt owed by the Company to Penson of up to $2,150,994 on the earlier of: (a) the date that Penson receives no less than $5,000,000 in revenues under its clearing agreement with the Company (provided that such revenues are received during the thirty-six months after the closing date of the Agreement), or (b) in the event that the Company raises at least $4,000,000 in new equity capital, which may include forgiveness of various types of debt;

(iii) the assumption of certain additional identified and to be identified liabilities of the Company by Integrated;

(iv) the granting of a license by Integrated to the Company that allows the Company to utilize the Software at favorable rates. The license also provides for the Company to receive a percentage of future royalties from the licensing of the Software; and

(v) an amendment to the Company's clearing agreement with Penson.

The amount of consideration received by the Company from Integrated was determined through arms-length negotiations between the parties. In addition, prior to consummating the transaction, the Company obtained fairness and valuation opinions from Appleby Capital, Inc., which opinions stated that the consideration received by the Company was fair from a financial point of view, and that the fair market value of the assets being sold, immediately prior to the sale, were not more than $3,400,000.

The Company believes that prior transactions with our officers, directors and principal stockholders were on terms that were no less favorable than the Company could have obtained from unaffiliated third parties. All future transactions, including loans and advances, between us and our officers, directors and stockholders beneficially owning 5% or more of our outstanding voting securities, or their affiliates, will be for bona fide business purposes and on terms not less favorable to us than the Company could have obtained in arm's length transactions from unaffiliated third parties.

                          GENERAL INFORMATION REGARDING
                   RATIFICATION OF FINANCING TRANSACTIONS AND
                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

Overview

The Company currently has authorized capital stock consisting of 20,000,000 common shares, $.001 par value, of which 12,508,852 shares are issued and outstanding and 1,000,000 preferred shares, $.001 par value, of which 630 Series A Redeemable Convertible Preferred Stock are issued and outstanding. Shares "outstanding" include only shares held by shareholders of the Company, while shares "issued" also include treasury shares held by the Company itself.

Since November 29, 2001, the Company issued warrants and options that may potentially require an issuance of shares greater than the number of shares that the Company currently is authorized to issue. By issuing these securities, the Company has exhausted its 20,000,000 authorized shares of common stock and cannot meet any equity-based obligations entered into after November 2001 without shareholder approval for an increase in the number of authorized shares. Management of the Company, which is responsible for these issuances of securities, discovered that it could potentially exceed its authorized shares of common stock in November 2001. This discovery was made in connection with structuring the preferred stock transaction. Upon realizing that it could exceed its authorized, the Company was advised that it should structure its transaction so that the shares issuable upon exercise of the warrants were subject to obtaining an increase in the Company's authorized.

Upon discovery of this situation, the Company has taken affirmative steps to ensure that this does not occur again. Such steps include (i) ceasing to issue any new common shares, (ii) conducting a complete review of all securities of the Company currently outstanding, (iii) proceeding to seek shareholder approval to increase the number of authorized shares so as to satisfy the shares that may potentially be required to be issued should the holders of the Company's options, warrants and other convertible securities elect to exercise and/or convert such securities into common stock, (iv) proceeding to seek shareholder ratification of the issuances of securities that may cause the Company to exceed its authorized share limit, (v) instituting controls and procedures to prevent the issuance of securities in excess of its authorized capitalization and (vi) appointing an individual responsible for ensuring that the Company does not issue securities in excess of its capitalization in the future. For a complete description of the terms of the transaction, see "Ratification Of Financing Transactions Requiring Potential Stock Issuances In Excess Of Currently Authorized Capital Stock" below.

Transactional Effects on Capitalization of the Company

As previously stated, performance of the Company's obligations pursuant to the transactions entered into since November 29, 2001, contemplates the issuance of shares of its common stock beyond its authorized capital. The following table describes its capitalization (i) prior to the transaction entered since March 2002, (ii) after giving effect to the transaction entered into since November 29, 2001, and (iii) as adjusted to give effect to the changes to the Company's capitalization as described in this Information Statement.

                                                                                As Adjusted to Give
                                                                                   Effect to the     As Adjusted to Reflect Actions
                                                               Prior to         Transactions Since     Taken as Described in this
         Securities Authorized and Outstanding             November 29, 2001     November 29, 2001        Information Statement
-------------------------------------------------------    ------------------- -------------------- --------------------------------
Common Shares Authorized                                          20,000,000            20,000,000                       50,000,000
-------------------------------------------------------    ------------------- -------------------- --------------------------------
Common Shares Outstanding                                         12,508,852            12,508,852                       12,508,852
-------------------------------------------------------    ------------------- -------------------- --------------------------------
Employee Stock Option Plan                                         3,600,000             3,600,000                        3,600,000
-------------------------------------------------------    ------------------- -------------------- --------------------------------
Warrants Outstanding                                               1,211,974             1,211,974                        1,211,974
-------------------------------------------------------    ------------------- -------------------- --------------------------------
Common Shares Reserved - Conversion of Series A                    2,135,700             2,135,700                        2,135,700
Preferred Stock
-------------------------------------------------------    ------------------- -------------------- --------------------------------
Warrants Issued to Series A Preferred Stock Holders                        --            1,629,069                        1,629,069
-------------------------------------------------------    ------------------- -------------------- --------------------------------
Common Shares Reserved - Dividend Pursuant to Series A                     --            2,863,125                        2,863,125
Preferred Stock
-------------------------------------------------------    ------------------- -------------------- --------------------------------
Warrants Issued to SDS Merchant Fund, L.P.                                 --               83,362                           83,362

Warrants Issued to Keefe, Bruyette & Woods, Inc.                           --              150,000                          150,000
-------------------------------------------------------    ------------------- -------------------- --------------------------------
Warrants Issued - Line of Credit                                           --            1,050,000                        1,000,000
-------------------------------------------------------    ------------------- -------------------- --------------------------------
Warrants Issued in Exchange for the forgiveness of debt                    --            2,402,631                        2,402,631
-------------------------------------------------------    ------------------- -------------------- --------------------------------
Warrants Issued - Receipt of Subordinated Loan                             --              500,000                          500,000
-------------------------------------------------------    ------------------- -------------------- --------------------------------
Options Issued to Michael Picone                                           --              100,000                          100,000
-------------------------------------------------------    ------------------- -------------------- --------------------------------
Total Excess (Deficit) of Common Shares Authorized                    543,474           (8,234,713)                      28,234,713


As the table above illustrates, performance of the Company's obligations pursuant to the transactions entered into since November 29, 2001, contemplates the issuance of 8,234,713 shares of the Company's common stock beyond its authorized capital. The majority of the stockholders of the Company have ratified the above transactions in light of the fact that the Company did not have sufficient share capital to enter in the agreements, authorized sufficient capital to fully perform the Company's obligations under the agreements.

                                       2.
                     RATIFICATION OF FINANCING TRANSACTIONS
                       REQUIRING POTENTIAL STOCK ISSUANCES
                 IN EXCESS OF CURRENTLY AUTHORIZED CAPITAL STOCK

As described above in the preceding section General Information Regarding Ratification of Financing Transactions and Amendment to the Certificate of Incorporation, the Company has entered into financing agreements since November 2001 that potentially require an issuance of shares greater than the number of shares that the Company is currently authorized to issue. On September 25, 2003, the majority of stockholders ratified the financing transactions that required an issuance of shares above the current authorized common stock.

                    Shares to be Issued Pursuant to Agreement
                          Entered Into with Inadequate
                            Authorized Share Capital



Warrants - Series A Preferred Stock Holders                            1,629,069
Reserve  - Series A Preferred Stock Dividend                           2,863,125
Warrants - SDS Merchant Fund, L.P.                                        83,362
Warrants - Keefe, Bruyette & Woods, Inc.                                 150,000
Warrants - Notes Payable to Officers                                   2,402,631
Warrants - Receipt of Subordinated Loan                                  500,000
Warrants - Line of Credit                                              1,050,000
Options  - Michael Picone                                                100,000



Warrants Issued to Series A Preferred Stock Holders and Shares of Common Stock Reserved for Issuance Pursuant Series A Preferred Stock Dividend

On November 29, 2001, the Company entered into a Preferred Stock Purchase Agreement (the "Agreement") with SDS Merchant Fund, L.P., DMG Legacy International LTD., DMG Legacy Institutional Fund LLC and DMG Legacy Fund LLC (the "Purchasers"), which agreement required that the Company issue an aggregate of 1,629,060 warrants to purchase shares of common stock that are exercisable at $2.95 per share for a period of five years. The Agreement also provides that the Purchasers are entitled to a dividend in the form of common stock payable semi-annually. As of the date hereof, the Company has reserved 2,863,125 shares of common stock to be issued pursuant to the dividend. At this time, there are no plans to redeem the Preferred Stock. The Agreement provides for the Company to pay dividends on the liquidation value of the investment at 6% for the first 15 months and 15% thereafter. The dividend is payable and the Agreement is effective as long as the preferred stock is outstanding. Management believes that the 2,863,125 shares reserved (calculated through August 31, 2003) will be sufficient to cover the necessary dividends. As of May 29, 2002, November 29, 2002 and May 29, 2003, the Company reserved 945,000, 590,625 and 540,000 shares of common stock, respectively, for issuance pursuant to the Preferred Stock dividend. Furthermore, for the period from May 30, 2003 through August 31, 2003, the Company has reserved 787,500 shares of common stock in connection with the Preferred Stock dividend. After August 31, 2003, management intends, if necessary, to reserve additional shares upon the increase in the authorized capital. The Company engaged outside counsel in connection with this transaction. Such counsel delivered a legal opinion to the investors of this transaction. Both parties were aware that any issuance of shares pursuant to an exercise of the warrants or pursuant to the dividend may exceed the Company's authorized common stock and, further, that any issuance pursuant to the warrants and dividend were subject to obtaining an increase in the Company's authorized common stock. The legal opinion issued by legal counsel was qualified in this manner as well.

Warrants Issued to SDS Merchant Fund, L.P.

On November 30, 2001, the Company issued 83,362 warrants to purchase shares of common stock to SDS Merchant Fund, L.P. in connection with the senior subordinated demand note in the amount of $2,500,000 issued to SDS Merchant Fund, L.P. on August 30, 2001. The warrants were exercisable immediately at $3.00 per share for a period of five years. The Company engaged outside counsel in connection with this transaction. A legal opinion was not sought in connection with this transaction. Both parties were aware that any issuance of shares pursuant to an exercise of the warrants may exceed the Company's authorized common stock and, further, that such issuance pursuant to the warrants were subject to obtaining an increase in the Company's authorized common stock.

Warrants Issued to Keefe, Bruyette & Woods, Inc.

In February 2002, the Company issued 150,000 warrants to Keefe, Bruyette & Woods, Inc. in consideration for investment banking consulting services provided to the Company in connection with the granting to E*TRADE a non-exclusive perpetual license for the Company's proprietary software. The warrants granted to Keefe, Bruyette & Woods, Inc. are exercisable February 14, 2002 and will expire in February 2012. Such warrants are exercisable at a price of $1.15 per share. The Company engaged outside counsel in connection with this transaction. A legal opinion was not sought in connection with this transaction. The warrants were exercisable upon issuance. Management is uncertain as to whether the warrant holder was aware that the shares of common stock underlying the warrants exceeded the authorized common stock.

Warrants Issued to Officers in Consideration of Forgiveness of Notes Payable

In September 2002, in consideration of the forgiveness of notes payable to Anthony Huston, Linda Malin and Eric Steinberg, former officers of the Company, aggregating $2,400,000, the Company issued warrants to purchase 1,479,486 and 923,145 shares of common stock, exercisable at $0 and $1.80 per share respectively. The warrants expire in September 2007. The Company engaged outside counsel in connection with this transaction. A legal opinion was not sought in connection with this transaction. All parties were aware that any issuance of shares pursuant to the exercise of such warrants may exceed the Company's authorized common stock and, further, that the Company would need to obtain an increase in the Company's authorized common stock prior to any such exercise.

Warrants Issued in Consideration of Receipt of a Subordinated Loan

On January 15, 2003, the Company entered into a secured demand note agreement with Litchfield Capital, LLC ("Litchfield") for $5,000,000 with a maturity date of June 30, 2004. The loan bears an interest rate of 7% per annum, payable monthly. In connection with the agreement, the Company issued warrants to Litchfield to purchase 500,000 shares of common stock at $0.75 per share. The warrants are immediately exercisable and will expire in January 2008. The Company engaged outside counsel in connection with this transaction. A legal opinion was not sought in connection with this transaction. The warrants were exercisable upon issuance. Management is uncertain as to whether the warrant holder was aware that the shares of common stock underlying the warrants exceeded the authorized common stock.

Warrants Issued in Consideration of Receipt of a Line of Credit

In March 2002, the Company was granted a line of credit of $4,200,000 from Pension Financial Services and SDS Merchant Fund, L.P., which was subsequently increased to $4,350,000. Borrowings under the line of credit were payable on demand after June 18, 2002, with interest payable at 10%. Additionally, Penson Worldwide, Inc. was granted warrants to purchase 1,000,000 shares of the Company's common stock at an exercise price of $.918 per share in connection with the loan facility, and Andy Koslow, a consultant retained by a member of the group, was also granted warrants to purchase 50,000 shares of the Company's Common Stock at an exercise price of $.918 per share. These warrants expire on March 27, 2012. The Company engaged outside counsel in connection with this transaction. A legal opinion was not sought in connection with this transaction. The warrants were exercisable upon issuance. The warrant holder was aware the shares of common stock underlying the warrants exceeded the authorized common stock.

Options Issued to Michael Picone

On December 2, 2002, the Company issued 100,000 options to purchase shares of common stock to Michael Picone in consideration for Mr. Picone's entering into an employment agreement with the Company. Such options are exercisable at $.35 per share. The options are exercisable on December 2, 2002 and expire on December 2, 2012. The Company engaged outside counsel in connection with this transaction. A legal opinion was not sought in connection with this transaction. The options were exercisable upon issuance. The option holder was aware the shares of common stock underlying the warrants exceeded the authorized common stock.

Each of the above transactions were exempt from registration under the Securities Act by reason of Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. There were no legal opinions issued to the Company with respect to these transactions. Management did not obtain legal opinions on these matters as it is cost prohibitive for a company, such as A.B. Watley Group Inc., to engage an attorney for each securities issuance. Management has a working knowledge of the exemptions from registration under the Securities Act of 1933 as well as the procedure it must follow and representations it must obtain from each subscriber. As a result, management did not believe it was necessary to obtain a legal opinion for the issuance of these securities.

With the exception of the transactions involving (i) the issuance of warrants to officers in consideration of forgiveness of notes payable and (ii) the issuance of warrants in consideration of receipt of a line of credit, each of the transactions was entered into after negotiations with unaffiliated third parties on an arms length basis. As such, the Board was able to determine that the terms of the transactions were fair to the Company and unaffiliated shareholders.

With respect to the transaction involving the issuance of warrants to former officers in consideration of forgiveness of notes payable, the Board was able to determine that the transaction was on terms that were no less favorable than the Company could have obtained from unaffiliated third parties based upon the fact that the transaction effectively resulted in the Company being relieved from the repayment of approximately $2,400,000 of debt and interest in consideration for the issuance of warrants to purchase approximately 2,400,000 shares, thereby yielding an average effective conversion rate of $1.00 per share, which price was substantially above the Company's market price of $.45 per share during the three months ended September 30, 2002. When looked at more specifically, the Company actually was relieved of approximately $2,400,000 of debt and interest in consideration for (i) the issuance of warrants to purchase 1,479,486 shares, thereby yielding an effective conversion rate of $1.62 per share, and (ii) the issuance of warrants to purchase an additional 923,145 shares, which warrants are exercisable at $1.80 per share and could potentially result in the Company receiving an additional $1,661,661 should such warrants be exercised.

With respect to the transaction involving the issuance of warrants in connection with the receipt of the line of credit of up to $4,200,000, the Board was able to determine that the transaction was on terms that were no less favorable than the Company could have obtained from unaffiliated third parties based upon the fact that (i) the exercise price of the warrants was equal to the average closing price of our common stock for the month of March 2002; (ii) the benefit of receiving funds in the amount of $4,200,000 to be used in the development of the Company's business, in comparison to other financing arrangements potentially available to the Company at this time, outweighed the cost associated with the line of credit including the repayment of the principal upon maturity, the payment of 10% interest and the issuance of warrants; and (iii) it was necessary for the Company to enter into this financing agreement in order to sustain the Company's operations and retain the Company's value. Additionally, the exercise of the warrants could possibly result in an additional $918,046 in funding should such warrants be exercised.

                                       3.
                  AMENDMENT OF THE CERTIFICATE OF INCORPORATION
             TO INCREASE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK
                      FROM 20,000,000 TO 50,000,000 SHARES

The majority stockholders of the Company have approved an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 50,000,000. The Company has authorized capital stock consisting of 20,000,000 common shares, $.001 par value, of which 12,508,852 shares are issued and outstanding, and 1,000,000 preferred shares, $.001 par value, of which 630 Series A Redeemable Convertible Preferred Stock are issued and outstanding. As described above in the preceding section (General Information Regarding Ratification of Financing Transactions and Amendment to the Certificate of Incorporation), the Company currently has additional outstanding securities and agreements that allow for rights exercise that would require the issuance of up to 8,234,713 additional shares of its common stock. The Company's currently authorized shares can only satisfy the exercise of securities that the Company issued prior to November 2001.

When issued, the additional shares of common stock authorized by the amendment will have the same rights and privileges as the shares of common stock currently authorized and outstanding. Holders of common stock have no preemptive rights and, accordingly, shareholders would not have any preferential rights to purchase any of the additional shares of common stock when such shares are issued. Upon increasing the number of authorized shares of common stock, 8,234,713 of the 30,000,000 newly authorized shares of common stock will be immediately reserved for issuance to cover the warrants and options that could cause the Company to exceed its authorized share limit that are described above. The Company does not presently have any plans, arrangements or understandings with respect to the issuance of any of the remaining newly authorized shares of common stock.

Having a substantial number of authorized but unissued shares of common stock that are not reserved for specific purposes will allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening an annual meeting of shareholders for the purpose of approving an increase in the Company's capitalization. The issuance of additional shares of common stock may, depending upon the circumstances under which such shares are issued, reduce shareholders' equity per share and may reduce the percentage ownership of common stock by existing shareholders. It is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of shares of common stock that would become authorized by the amendment unless otherwise required by law or regulation.

The increase in the authorized number of shares of the Company's common stock under the amendment could be used by its Board of Directors to make more difficult, and thereby discourage, delay or prevent, an attempt to acquire control of the Company. For example, the shares could be privately placed with purchasers who might support the Company's Board of Directors in opposing a hostile takeover bid. The issuance of the new shares also could be used to dilute the stock ownership and voting power of a third party seeking to remove directors, replace incumbent directors, accomplish certain business combinations or alter, amend or repeal provisions of the Company's articles of incorporation or bylaws. To the extent that it impedes any such attempts, the issuance of shares following the adoption of the amendment may serve to perpetuate existing management. While the amendment may have potential antitakeover effects, it is not prompted by any specific effort or takeover threat currently perceived by the Company's Board of Directors or management. Although under Delaware law our Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of its shareholders, its Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of its shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock.

                                       4.
                         2003 EMPLOYEE STOCK OPTION PLAN

The majority stockholders of the Company have approved the 2003 Employee Stock Option Plan (the "2003 Option Plan") and have authorized 2,000,000 shares of Common Stock for issuance thereunder. The following is a summary of principal features of the 2003 Option Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2003 Option Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Secretary, Robert Malin, at the Company's principal offices 40 Wall Street, New York, New York 10005.

GENERAL

The 2003 Option Plan was adopted by the Board of Directors. The Board of Directors has initially reserved 2,000,000 shares of Common Stock for issuance under the 2003 Option Plan. Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options thereunder.

The 2003 Option Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The 2003 Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

PURPOSE

The primary purpose of the 2003 Option Plan is to attract and retain the best available personnel for the Company in order to promote the success of the Company's business and to facilitate the ownership of the Company's stock by employees. In the event that the 2003 Option Plan is not adopted the Company may have considerable difficulty in attracting and retaining qualified personnel, officers, directors and consultants.

ADMINISTRATION

The 2003 Option Plan will be administered by the Company's Board of Directors, as the Board of Directors may be composed from time to time. All questions of interpretation of the 2003 Option Plan are determined by the Board, and its decisions are final and binding upon all participants. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of Directors.

Notwithstanding the foregoing, the Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least two members of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the Plan, subject to certain limitations.

Members of the Board of Directors who are eligible employees are permitted to participate in the 2003 Option Plan, provided that any such eligible member may not vote on any matter affecting the administration of the 2003 Option Plan or the grant of any option pursuant to it, or serve on a committee appointed to administer the 2003 Option Plan. In the event that any member of the Board of Directors is at any time not a "disinterested person", as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, the Plan shall not be administered by the Board of Directors, and may only by administered by a Committee, all the members of which are disinterested persons, as so defined.

ELIGIBILITY

Under the 2003 Option Plan, options may be granted to key employees, officers, directors or consultants of the Company, as provided in the 2003 Option Plan.

                                TERMS OF OPTIONS

The term of each Option granted under the Plan shall be contained in a stock option agreement between the Optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

(a) PURCHASE PRICE. The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value (as set forth in the 2003 Option
Plan), or in the case of the grant of an ISO to a Principal Stockholder, not less that 110% of fair market value of such Common Shares at the time such Option is granted. The purchase price of the Common Shares subject to each Non-ISO shall be determined at the time such Option is granted, but in no case less than 85% of the fair market value of such Common Shares at the time such Option is granted.

(b) VESTING. The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted.

(c) EXPIRATION. The expiration of each Option shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted; however, unless otherwise determined by the Board of Directors at the time such Option is granted, an Option shall be exercisable for ten (10) years after the date on which it was granted (the "Grant Date"). Each Option shall be subject to earlier termination as expressly provided in the 2003 Option Plan or as determined by the Board of Directors, in its discretion, at the time such Option is granted.

(d) TRANSFERABILITY. No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

(e) OPTION ADJUSTMENTS. The aggregate number and class of shares as to which Options may be granted under the Plan, the number and class shares covered by each outstanding Option and the exercise price per share thereof (but not the total price), and all such Options, shall each be proportionately adjusted for any increase decrease in the number of issued Common Shares resulting from split-up spin-off or consolidation of shares or any like Capital adjustment or the payment of any stock dividend.

Except as otherwise provided in the 2003 Option Plan, any Option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company. However, the Optionee shall have the right immediately prior to any such transaction to exercise his Option in whole or in part notwithstanding any otherwise applicable vesting requirements.

(f) TERMINATION, MODIFICATION AND AMENDMENT. The 2003 Option Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no Option shall be granted after termination of the Plan. Subject to certain restrictions, the Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

FEDERAL INCOME TAX ASPECTS OF THE 2003 OPTION PLAN

THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE PURCHASE OF SHARES UNDER THE 2003 OPTON PLAN. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 2003 OPTION PLAN AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

The 2003 Option Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421, 422 and 423 of the Code. Under these provisions, no income will be recognized by a participant prior to disposition of shares acquired under the 2003 Option Plan.

If the shares are sold or otherwise disposed of (including by way of gift) more than two years after the first day of the offering period during which shares were purchased (the "Offering Date"), a participant will recognize as ordinary income at the time of such disposition the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold for a sale price less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

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
If the shares are sold or otherwise disposed of (including by way of gift) before the expiration of the two-year holding period described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made. The balance of any gain or loss will be treated as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held more than one year.

In the case of a participant who is subject to Section 16(b) of the Exchange Act, the purchase date for purposes of calculating such participant's compensation income and beginning of the capital gain holding period may be deferred for up to six months under certain circumstances. Such individuals should consult with their personal tax advisors prior to buying or selling shares under the 2003 Option Plan.

The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the two-year holding period described above.

RESTRICTIONS ON RESALE

Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. The Common Stock acquired under the 2003 Option Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

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                                       5.
                       APPOINTMENT OF INDEPENDENT AUDITORS

Marcum & Kliegman LLP has served as the Company's independent auditors since October 11, 2002. Marcum & Kliegman LLP has been approved by the Board to act as the Company's independent auditors for the fiscal year ending September 30, 2000 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending September 30, 2003. Holders of a majority of the shares of Common Stock have ratified this selection of auditors.

Audit Fees

Fees related to the services performed by Marcum & Kliegman LLP for the year ended September 30, 2002 was $336,000.

All Other Fees

The aggregate fees billed by Marcum & Kliegman LLP for services rendered to the Company, other than the services covered in "Audit Fees" for the fiscal year ended September 30, 2002 were $-0-.

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
                             ADDITIONAL INFORMATION

              AVAILABILITY OF CERTAIN DOCUMENTS REFERRED TO HEREIN

This information statement refers to certain documents of the Company that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner, to whom this information statement is delivered, upon oral or written request, without charge, directed to Robert Malin, the Vice Chairman, A.B. Watley Group Inc., 40 Wall Street, New York, New York 10005, (212) 422-1100. In order to ensure timely delivery of the documents, such requests should be made by *, 2003.

By Order of the Board of Directors,

                                     /s/ Steven Malin
                                     ----------------
                                     Steven Malin
                                     Chairman of the Board of Directors

New York, New York
*, 2003

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
EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             A.B. WATLEY GROUP INC.

The undersigned, being the President of A.B. Watley Group Inc., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

1. The certificate of incorporation of the Corporation is hereby amended by replacing Article Fourth, in its entirety, with the following:

"FOURTH: 1. The total number of shares which the corporation shall have authority to issue is 51,000,000, all of which have a par value of $0.001; 50,000,000 of said shares are Common Stock and 1,000,000 of said shares are Preferred Stock.

2. The powers, preferences and rights, and the qualifications, limitations and restrictions of the Corporation's Common Stock and Preferred Stock are as follows:

(a) holders of the Corporation's Common Stock as a class, have equal ratable rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor and are entitled upon liquidation of the Company to share ratably in the net assets available for distribution, are not redeemable and have no pre-emptive or similar rights; and holders of the Corporation's Common Stock have one non-cumulative vote for each share held of record on all matters to be voted on by the Corporation's stockholders.

(b) the shares of Preferred Stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. The Board of Directors is hereby expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of Preferred Stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware."

3. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Steven Malin, its Chairman of the Board of Directors, this __ day of ______ 2003.

                             A.B. WATLEY GROUP INC.

                           By:_/S/ ____________________
                           Steven Malin, Chairman of the Board

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